UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	NOVEMBER 22, 2004

AESP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

001-12739	59-232781

(Commission File Number)	(IRS Employer Identification No.)

1810 N.E. 144th Street, North Miami, FL	33181

(Address of Principal Executive Offices)	(Zip Code)

(305) 944-7710

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

     On or about November 22, 2004, the Company executed a promissory note (the “Note”) in the principal amount of $1,493,400.00 to Chao Jui Hsia (“Payee”). The Payee is affiliated with the Taiwanese trading company that represents the Company with its vendors in the Far East. The amounts represented by the Note relate to payments that the Payee previously made to several of the Company’s far east vendors on the Company’s behalf. The amount represented by the Note was previously reflected as a liability within accounts payable on the Company’s balance sheet.

     The Note bears interest at 6.00% per annum and is due, to the extent not otherwise paid earlier, on December 31, 2005. The Company has granted Payee a second priority security interest in all of the Company’s property and equipment and inventory, and the Maker has agreed to maintain a minimum inventory value of $1,400,000 so long as the Note remains outstanding.

     The foregoing is a summary of the terms of the Note. Reference is made to the more detailed information contained in the Note, a copy which Note is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1	Promissory Note executed by the Company in favor of Chao Jui Hsia, dated as of November 22, 2004, in the original principal amount of $1,493,400.00.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized, this 21ST day of December, 2004.

AESP, INC.
/s/ John F. Wilkens
John F. Wilkens, Chief Financial Officer

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